UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2007 (January 3, 2007)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including but not limited to certain operational changes and the related timing, cost and charge estimates and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, changes in estimates for restructuring and other charges discussed in Items 2.05 and 2.06 below, and other factors discussed in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006 of BJ’s Wholesale Club, Inc. (the “Company”) and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 28, 2006. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Any forward-looking statements represent the Company’s estimates only as of the date of this filing and should not be relied upon as representing estimates as of any subsequent date. While the Company may elect to update forward-looking statements in the future, except as required by law, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 3, 2007, the Board of Directors of the Company approved management’s recommendation to close the Company’s two ProFoods Restaurant Supply clubs and to close the Company’s 46 in-club pharmacies. Management’s recommendation resulted from a review of the Company’s operations undertaken by the Company’s interim chief executive officer, who assumed that position in November 2006.

The Company plans to cease its ProFoods and pharmacy operations by the end of the fourth quarter ending February 3, 2007, and plans to establish a reserve for closing-related expenses in that quarter. The Company estimates the approximate amount of the reserves relating to these closures at $41.0 million pre-tax (approximately $25.0 million post-tax), of which approximately $19.0 million will be cash expenditures, as follows:

Type of Cost	Pre-tax Charge (in millions)
Write-off of fixed assets	$17.0
Lease-related liabilities	8.0
Severance for employees terminated, including corporate level personnel	11.0
Other associated costs	5.0

Total estimated restructuring and asset write-off charges relating to closures	$41.0

During the fourth quarter, the Company expects to record approximately $7.0 million pre-tax of severance charges relating to departures of corporate level personnel, of which approximately $5.3 million will be cash expenditures. These charges include the previously announced severance charges of approximately $4.0 million pre-tax ($2.4 million post-tax) relating to the resignation of the Company’s CEO in November 2006. The remainder of these charges relate to personnel actions approved by the Board and/or management on January 3,

2007 in connection with the above-referenced review of the Company’s operations and senior management changes in the Company’s merchandising, marketing and membership functions.

Item 2.06	Material Impairments.

The Company reviews the realizability of its long-lived assets annually and whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Current and expected operating results and cash flows and other factors are considered in connection with such reviews. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of individual clubs and consolidated net cash flows for long-lived assets not identifiable to individual clubs. Impairment losses are measured as the difference between the carrying amount and the fair value of the impaired assets held for use.

On January 3, 2007, management reported to the Board on its review of the realizability of the Company’s long-lived assets, which was undertaken in connection with the above-referenced review of the Company’s operations, and the Company’s Board of Directors concluded that an impairment charge should be recorded during the fourth quarter ending February 3, 2007 to write down leasehold improvements and certain fixtures and equipment to fair value at underperforming clubs that were projected to have future cash flow losses. The Company estimates the impairment charge to be approximately $7.0 million pre-tax (approximately $4.0 million post-tax), all of which will be a non-cash item and all of which will be included in selling, general and administrative expenses.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 3, 2007, the Company’s Executive Compensation Committee approved, and the Company’s Board of Directors ratified, changes to the employment terms of Frank D. Forward which will be reflected in an amendment to Mr. Forward’s Employment Agreement (the “Employment Agreement”). Mr. Forward, who has served as the Company’s Executive Vice President and Chief Administrative Officer since May 2005 and as the Company’s interim Chief Financial Officer since December 2005, has agreed to continue to serve as Executive Vice President, Chief Financial Officer for a three-year term. Mr. Forward’s annual base salary will increase from $416,000 to $450,000, which is subject to periodic adjustment at the discretion of the Board of Directors. If Mr. Forward’s employment is terminated by the Company other than for cause, Mr. Forward will be entitled to continuation of his base salary for 2 years after termination at the rate in effect upon termination and continuation of medical and life insurance benefits for one year after termination in such amounts as are comparable to benefits provided for executives generally. The continuing base salary payments to Mr. Forward will be subject to reduction after three months for compensation earned by Mr. Forward from other employment. The continuing benefits to Mr. Forward will be subject to reduction at any time for comparable benefits received by Mr. Forward will cease upon Mr. Forward’s commencement of other employment.

The Company has a change of control agreement with Mr. Forward which provides certain change of control severance benefits. These benefits will be amended to include an increase in the amount of base salary payable to Mr. Forward on the terms set forth in the change of control agreement from two and one-half years’ salary to three years’ salary.

In connection with the amendment of his Employment Agreement the Company expects to make additional equity grants to Mr. Forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: January 9, 2007	By:	/s/ Frank D. Forward
Frank D. Forward Executive Vice President, Chief Financial Officer